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                                                                      Exhibit 15



September 30, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Commissioners:


We are aware that our report dated July 12, 1999 on our review of interim financial information of Phelps Dodge Corporation as of and for the period ended June 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Post-Effective Amendment No. 2 to its Registration Statement, dated October 1, 1999.



Yours very truly,


/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP